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                                                                  EXHIBIT 10.44

[LOGO OF RE/MAX]

                   RE/MAX APPROVED SUPPLIER LICENSE AGREEMENT

     THIS AGREEMENT is entered into by and between RE/MAX International, Inc., a Colorado corporation whose address is 8390 E. Crescent Parkway, Suite 500, Greenwood Village, Colorado 80111 (hereinafter referred at as "RE/MAX") and Bamboo.com, whose address is 124 University Ave, Palo Alto, CA 94301 (hereinafter referred to as "Supplier").

     WHEREAS RE/MAX is in the business of selling RE/MAX real estate franchises and providing services to its franchisees and other affiliates (hereinafter "RE/MAX Affiliates") and is the owner of certain registered trademarks, trade names, service marks, logos and commercial symbols (hereinafter "RE/MAX marks") which are the exclusive property of RE/MAX; and

     WHEREAS Supplier is in the business of manufacturing and/or supplying goods, and desires to offer for sale and distribution to RE/MAX Affiliates its goods, which may contain the registered RE/MAX marks, and further desires to utilize RE/MAX directories, rosters and other member lists and publications for the purpose of advertising such goods to RE/MAX Affiliates;

NOW, THEREFORE, it is agreed as follows:

     1. RE/MAX hereby grants to Supplier, as a RE/MAX Approved Supplier, its consent to affix or display the RE/MAX marks to the goods of Supplier, to solicit from RE/MAX Affiliates purchases of such goods bearing the RE/MAX marks and to display the RE/MAX Approved Supplier logo in all such solicitations. In order to ensure that the Supplier's goods meet the quality control standards of RE/MAX and that RE/MAX Affiliates obtain the best possible service, it is agreed that:

          (a) All such goods shall be manufactured in conformity with all standards and specifications set forth by RE/MAX, and shall be of high quality and competitively priced;

          (b) Any RE/MAX marks affixed to or displayed on Supplier's goods shall only be affixed or displayed in conformity with the specifications and standards pertaining to the use of such marks as from time to time promulgated by RE/MAX; and

          (c) Delivery of goods to any RE/MAX Affiliate shall be made timely and in a manner that is consistent with all other terms and conditions of any purchase order or other agreement or arrangement Supplier has with such RE/MAX
          Affiliate.

     2. Supplier agrees that it will not sell or distribute any of its goods bearing the RE/MAX marks except to RE/MAX Affiliates who, under contracts with RE/MAX or its licensees or franchisees, have the right to use or display such RE/MAX marks in the conduct of their business.

     3. Supplier agrees to refund all moneys received for, or to replace at no charge, any goods sold to a RE/MAX Affiliate which do not conform to or are otherwise in violation of the standards or specifications established by RE/MAX, and further agrees to recall and/or destroy or cause to be recalled or destroyed, at its expense, any such nonconforming goods or materials.

     4. In advance of sale or distribution of any of its goods, Supplier shall furnish to RE/MAX samples of such goods which bear any of the RE/MAX marks. Upon request of RE/MAX, Supplier shall thereafter correct, change or modify any such goods which incorrectly or improperly display such RE/MAX marks. Supplier shall further, upon request, submit to RE/MAX copies of letters, memoranda, notations, quotes, bids and the like which have been previously submitted to any RE/MAX Affiliate in connection with the sale or distribution of goods bearing the RE/MAX marks.

     5. Supplier warrants that goods furnished hereunder will be unique, novel and original and do not infringe upon the trade secrets, patents, copyrights or other proprietary rights of any third party.
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     6.   As consideration for the rights granted hereunder, Supplier hereby agrees to pay RE/MAX an initial fee of [*]. Thereafter, on or before January 31 of each year, Supplier shall pay an annual fee as established by RE/MAX.

     7. Supplier hereby acknowledges that any and all rights granted under this agreement shall be nonexclusive and non-divisible and shall not be transferred or assigned.

     8. Supplier agrees that it will not engage in any business that will directly or indirectly compete with RE/MAX or RE/MAX Affiliates, or enter into any kind of agreement or arrangement with third parties that will create or tend to create a conflict of interest with any relationship created herein with RE/MAX OR RE/MAX Affiliates.

     9. It is expressly agreed that ownership, right and title to the RE/MAX marks shall inure exclusively to, vest automatically in and remain solely and exclusively the property of RE/MAX. Supplier will not at any time do or cause to be done, anything that contests or in any way impairs or tends to impair any part of such ownership, right and title in and to the RE/MAX marks. Supplier shall not in any manner represent that it has any ownership or other interest in the RE/MAX marks or in the registrations thereof.

     10. Supplier hereby agrees to indemnify and hold harmless RE/MAX from and against all losses, damages, liabilities, costs and expenses, including reasonable attorney fees, that result from any claim, action, suit or proceeding arising from Supplier's breach of this agreement, including any claim or action by a RE/MAX Affiliate resulting from defects in materials or workmanship of any goods sold hereunder.

     11. Any dispute, controversy or claim which may arise between RE/MAX and Supplier in connection with any term or the performance of any provision of this agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     12. This agreement shall continue in full force and effect so long as Supplier complies with all of the terms and conditions hereof. In the event Supplier breaches any of the provisions of this agreement or defaults on any of its obligations required to be performed hereunder, this agreement may be terminated by RE/MAX upon thirty (30) days' prior written notice given to Supplier. Upon termination of this agreement, Supplier shall cease and desist from all use of the RE/MAX marks in any way, shall return to RE/MAX all company lists, rosters or other materials furnished to Supplier in connection with this agreement, and shall deliver to RE/MAX or its authorized representatives all goods or other materials still in possession of Supplier that bear any RE/MAX marks. Supplier's obligations under this paragraph shall survive the termination or expiration of this agreement.

     13. Any notices required or permitted to be given to either party under this agreement shall be deemed to have been properly served when mailed by certified mail, postage prepaid, return receipt requested, addressed to the designated party at the address set forth above.

     14. No waiver of any breach of any provision or condition of this agreement shall constitute a waiver of any subsequent breach of the same or any other provision or condition of this agreement.

     15. This agreement shall be interpreted and performed in accordance with the laws of the state of Colorado.

IN WITNESS WHEREOF, this agreement has been executed this 5 day of April, 1999.

/s/ [SIGNATURE ILLEGIBLE]^^                  RE/MAX INTERNATIONAL, INC.
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SUPPLIER

/s/ Andre Marquis
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By                                           By

VP of Marketing
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